EXHIBIT 5.1




                               February 22, 2002



The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313

Re:     The Coca-Cola Company -- Registration Statement on
        Form S-8 relating to Shares of Company Common Stock issuable pursuant to The Coca-Cola Company Thrift Plan

Gentlemen:

     I am Executive Vice President and General Counsel of The Coca-Cola Company, a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 3,000,000 shares of the Company's Common Stock, par value $.25 per share (the "Shares"), that may be offered and sold under The Coca-Cola Company Thrift Plan (the "Plan").

     In connection with this opinion, I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials.

     The opinions expressed herein are limited in all respects to (1) the federal laws of the United States of America and (2) the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such Delaware laws; and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

The Coca-Cola Company
February 22, 2002
Page 2


     Based upon and subject to the foregoing, I am of the opinion that (i) the shares are duly authorized; and (ii) upon the issuance of the shares as provided in the Plan, the shares will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my name under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

                                               Very truly yours,


                                               /s/ Deval L. Patrick
                                               -----------------------
                                                   Deval L. Patrick